UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2013

GDT TEK, Inc. (Exact name of registrant as specified in its chapter)

Florida (State or other jurisdiction of incorporation	000-20259 (Commission File Number)	27-0318532 (IRS Employer Identification No.)

8110 Ulmerton Ave. Largo, Florida (Address of principal executive offices)	32803 (Zip Code)

(407) 574-4740 Registrant's telephone number, including area code

__________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On April 17, the Company entered into an Exclusive Right to Purchase Stock. The exclusive right to purchase is for one hundred percent (100%) of a certain business that supplies electricity to the grid from electrical generators that burn methane gas. The methane gas is the byproduct of the landfill that the business is located on. The landfill operation is located in the northern part of the United States near the Great Lakes. The agreement attached along with business financials requires a payment of $8,950,000 plus stock to be paid to the current owners of the business which is to be completed within on or before December 31, 2013.

Item 9.01 – Financial Statements and Exhibits

99.1 Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated May 15, 2013	GDT TEK , INC.
/s/Bo Linton
By: Bo Linton
Its: President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)